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                                                         Exhibit 23 (a)


Independent Auditors' Consent


We consent to the incorporation by reference in Registration Statement No. 333-663357 of Neogen Corporation on Form S-8 of our report dated July 23, 2001, appearing in this Annual Report on Form 10-K of Neogen Corporation for the year ended May 31, 2001.



DELOITTE & TOUCHE LLP

August 24, 2001
Lansing, Michigan